UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2009

Lapolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
DECEMBER 18, 2009
INDEX

		Page

SECTION 8	OTHER EVENTS	3

Item 8.01	Other Events	3

SIGNATURES		4

SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events

(a)   Lapolla Industries, Inc. vs. Air-Tight Marketing & Distribution, Inc.

On July 1, 2008, pursuant to an Asset Purchase Agreement (“Agreement”), the Company acquired certain assets and liabilities of Air-Tight Marketing and Distribution, Inc. (“AirTight”) from the selling shareholders, Larry P. Medford and Ted J. Medford (“Shareholders”) in exchange for cash, restricted common stock, and forgiveness of debt owed to Lapolla by AirTight. On May 29, 2009, the Company filed a Demand for Arbitration with the American Arbitration Association in Houston, Texas regarding a controversy arising out of the AirTight Agreement relating to an adjustment to the purchase price by Lapolla.  On December 18, 2009, Lapolla, AirTight, and the Selling Shareholders settled their controversy thereby alleviating the need for Arbitration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2009	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President